                                                                EXHIBIT 5.1


                             DORSEY & WHITNEY LLP
                               250 Park Avenue
                           New York, New York 10177
                          Telephone: (212) 415-9200
                             Fax: (212) 953-7201

                                August 2, 2000



e.spire Communications, Inc.
12975 Worldgate Drive
Herndon, Virginia 20170


        Re: registration Statement on Form S-3 (File No. 333-37230)

Ladies and Gentlemen:

        We have acted as counsel to e.spire Communications, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 96,444 shares (the "Shares"), of the Company's common stock, $.01 par value per share (the "Common Stock").

        As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

        Based solely upon the foregoing, it is our opinion that the Shares to be sold by the shareholders of the Company as described in the Registration Statement have been validly issued, fully paid non-assessable.

e.spire Communications, Inc.
August 2, 2000
Page 2


        We are admitted to the Bar of the State of New York, and we express no opinion with respect to the laws of any other jurisdiction, except the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus, constituting part of the Registration Statement relating to the registration of the Shares.


                                                Very truly yours,


                                                /s/ Dorsey & Whitney LLP